INVESTMENT AND STOCKHOLDERS' AGREEMENT

                                  By and Among

                           Sheridan Healthcare, Inc.

                                      and

                               The Parties listed
                              on Schedule A hereto

                           Dated as of March 4, 1998

                               TABLE OF CONTENTS


ARTICLE I  ACQUISITION OF SECURITIES...........................................1
Section 1.Acquisition of SHCR Common Stock by Stockholders.....................1


ARTICLE II  THE CLOSING........................................................1
Section 1.     Closing.........................................................1


ARTICLE III  RESTRICTIONS ON TRANSFER..........................................2
Section 1.     Restrictions on Transfer of Closing Shares......................2
Section 2.     Termination of Restrictions on Transfer of Closing Shares.......3


ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.................3


ARTICLE V  MISCELLANEOUS PROVISIONS............................................5
Section 1.     Survival of Representations and Warranties......................5
Section 2.     Legend on Securities............................................6
Section 3.     Amendment and Waiver............................................6
Section 4.     Notices.........................................................6
Section 5.     Headings........................................................7
Section 6.     Counterparts....................................................7
Section 7.     Remedies; Severability..........................................7
Section 8.     Entire Agreement................................................8
Section 9.     Adjustments.....................................................8
Section 10.     Law Governing..................................................8
     Section 11.     Construction..............................................8
Section 12.     Jurisdiction; Venue; Inconvenient Forum; Jury Trial............8

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                     INVESTMENT AND STOCKHOLDERS' AGREEMENT
                     --------------------------------------


     THIS INVESTMENT AND STOCKHOLDERS' AGREEMENT (the "Agreement") is made as of March 4, 1998, by and among Sheridan Healthcare, Inc., a Delaware corporation ("SHCR"), and the individuals who are identified as Stockholders on Schedule A attached to this Agreement (the "Stockholders").

                             PRELIMINARY STATEMENTS
                             ----------------------

     Reference is made to: (i) the Management Services Agreement, dated as of March 4, 1998 by and among Michael Cavenee, M.D., P.A., a Texas professional association; Kenneth Trimmer, M.D., P.A., a Texas professional association (each individually, a "PA," and collectively, the "Company"), the Stockholders of each PA, and Sheridan Healthcorp, Inc., a Florida corporation ("Sheridan"); (ii) each of the Restrictive Covenant Agreements, dated as of March 4, 1998 by and between SHCR and each of the Stockholders; (iii) each of the Purchase Option Agreements, dated as of March 4, 1998 by and among SHCR, each of the PAs and the shareholders of each PA; and (iv) each of the Physician Employment Agreement, dated as of March 4, 1998 by and between each PA and the Stockholder employed by that PA (collectively, the "Related Documents"). Capitalized terms not defined in this Agreement shall have the meanings given them in the Related Documents.

     The parties to this Agreement desire to set forth the terms of their interest in the securities of SHCR.

     In consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the parties to this Agreement agree as follows:

ARTICLE I  ACQUISITION OF SECURITIES
---------  -------------------------

     Section 1. Acquisition of SHCR Common Stock by Stockholders. Pursuant to the Purchase Option Agreements and the Restrictive Covenant Agreements, each Stockholder has been issued by SHCR the respective number of shares of SHCR Common Stock (as defined in the Purchase Option Agreement), set forth opposite the name of that Stockholder on Schedule A to this Agreement.

ARTICLE II  THE CLOSING
----------  -----------

     Section 1. Closing. The delivery and acceptance of the shares of SHCR Common Stock being acquired by the Stockholders pursuant to the applicable Related Documents (the "Closing Shares"), shall take place at the offices of SHCR's Counsel, Passman & Jones, concurrently with the execution of the transactions contemplated by the Related Documents, or at a later date as agreed to in writing by the parties and subject to satisfaction or waiver of all of the conditions set forth in the Related Documents and in this Agreement. For the purposes of this Agreement, the term "Closing Shares" shall mean: (a) any shares of SHCR Common Stock issued at Closing or at a later date as agreed to in writing by the parties, pursuant to the Related Documents; and, (b) any securities of SHCR issued or issuable with respect to any of the shares described in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a person will be deemed to be a holder of Closing Shares whenever that person has the right to then acquire or obtain from SHCR any Closing Shares, whether or not that acquisition has actually been effected).

ARTICLE III  RESTRICTIONS ON TRANSFER
-----------  ------------------------

     Section 1.     Restrictions on Transfer of Closing Shares.
     ----------     -------------------------------------------

          (a) Each Stockholder agrees not to offer, transfer, donate, sell, assign, pledge, hypothecate or otherwise dispose of (collectively "Transfer" and the result of any of these actions is a "Transfer") any Closing Shares now or hereafter acquired or other rights in respect to those Closing Shares or rights pursuant to this Agreement, whether occurring voluntarily or involuntarily, directly or indirectly, or by operation of law or otherwise, except that a Stockholder may Transfer Closing Shares in accordance with the provisions of
Article III, Section 1(b).

          (b)  Notwithstanding   anything  in  this  Agreement,   the  following
transactions shall be exempt from the prohibition on Transfers in Section 1 of this Article III:

          (i) Transfers  between a   Stockholder  and the   trustees of  a trust
revocable by that Stockholder alone and the sole beneficiary of which is that Stockholder;

          (ii) Transfers by gift by a Stockholder to that Stockholder's spouse or issue or to the trustees or a trust for the benefit of that spouse and/or issue;

          (iii) Transfers between a Stockholder and that Stockholder's guardian or conservator;

          (iv) Transfers upon the death of a Stockholder by will, intestacy laws or the laws of survivorship to that Stockholder's personal representatives, heirs or delegatees; and

          (v) Transfers to entities which are exclusively owned by a Stockholder and/or his immediate family, provided that the transfer and any subsequent transfers comply with all applicable securities laws and regulations to SHCR's reasonable satisfaction and that any transfer of an interest in that family or Stockholder entity must be to another member of the immediate family or the Stockholder or this Agreement shall have been breached.

Provided, however, that, except in the case of Transfers pursuant to Article III, the transferee agrees in writing for the benefit of the other Stockholders and SHCR, as a condition to that Transfer, to be bound by all of the provisions of this Agreement to the same extent as was the transferor prior to that Transfer; and provided, further, that any of these transferees shall take all Closing Shares and rights so transferred subject to all the provisions of this Agreement as if those Closing Shares or rights were still held by the Stockholder who made the Transfer. If any Transfer is effected in accordance with the provisions of this Article III, Section 1(b)(i), (ii), (iii) or (iv), then the transferee shall be referred to as a "Permitted Transferee," and for all purposes of this Agreement unless expressly indicated to the contrary, the Permitted Transferee shall be deemed to be a "Stockholder," but only to the extent that the transferor was included within that definition prior to the transfer.

          (c) If any Transfer by a Stockholder is made or attempted contrary to the provisions of this Agreement, that purported Transfer shall be void ab initio; SHCR and the other Stockholders (and their transferees) shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and SHCR shall have the right to refuse to recognize any Transferee of a Stockholder pursuant to any Transfer that is made or attempted contrary to the provisions of this Agreement as one of its stockholders for any purpose.

     Section 2. Termination of Restrictions on Transfer of Closing Shares. The provisions of this Article III, as they relate to the Closing Shares and transfer of rights pursuant to this Agreement, shall terminate and be of no further force and effect as of the first anniversary of the Closing, subject to the restrictions of applicable federal and state securities laws and regulations including, without limitation, Rule 144. Notwithstanding anything in this Agreement, Closing Shares which remain unregistered after restrictions contained in this Agreement lapse, are still subject to the restrictions of applicable federal and state securities laws and regulations including, without limitation, Rule 144.

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND SHCR
----------  -----------------------------------------------------------

     By execution of a counterpart of this Agreement, any Stockholder at the time of that execution makes the following representations and warranties to SHCR, these representations and warranties being made in connection with the issuance of the Closing Shares:

     1. This Agreement is made in reliance on each Stockholder's representations to SHCR that all Closing Shares acquired by that Stockholder will be acquired for investment for that Stockholder's own account, not as a nominee or agent, and not with a view toward distribution of any part thereof, and that Stockholder has, except as otherwise contemplated in the Related Documents, no present intention of selling, granting participation in, or otherwise distributing those Closing Shares.

     2. Each Stockholder understands that the Closing Shares will not be registered under the Securities Act, on the ground that the sale and issuance of the same are exempt from registration under Section 4(2) of the Securities Act, and that SHCR's reliance on that exemption is predicated on the representations of each Stockholder set forth in this Agreement.

     3. Each Stockholder understands that the Closing Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Closing Shares or an available exemption from registration under the Securities Act, the Closing Shares must be held indefinitely. Each Stockholder agrees that, in addition to any other applicable limitations on the transfer of the Closing Shares, in no event will it make a transfer, pledge or other disposition of any of the Closing Shares other than pursuant to an effective registration statement under the Securities Act, unless and until: (i) that Stockholder shall have notified SHCR of the proposed disposition and shall have furnished to SHCR a statement of the circumstances surrounding the disposition; and, (ii) at the expense of the Stockholder or its transferee, it shall have furnished to SHCR an opinion of counsel reasonably satisfactory to SHCR and its counsel to the effect that the proposed transfer, pledge or other disposition may be made without registration under the Securities Act.

     4. Each Stockholder: (i) by reason of his or her business and financial experience, has that knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of his or her investment in the Closing Shares; and, (ii) believes his or her financial condition and investments enable him or her to bear the economic risk of a complete loss of the Closing Shares. Each Stockholder has consulted with its own advisers with respect to their proposed investment in SHCR. Each Stockholder has had the opportunity to ask questions and to receive answers concerning the financial condition, operations and prospects of SHCR and the terms and conditions of the Stockholder's investment, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith that SHCR possesses or can acquire without unreasonable effort or expense. In addition, the Stockholder acknowledges that he or she has received prior to the execution of this Agreement the following documentation: (i) a prospectus for SHCR, dated as of October 31, 1995 (ii) annual reports for 1995 and 1996; (iii) 10Ks for 1995 and 1996; and, (iv) SHCR's Form 10-Q for the time period ended September 30, 1997. Each Stockholder has carefully reviewed that documentation and has had the opportunity to review that documentation with his or her own advisers and SHCR.

5. Each Stockholder is an individual who either (i) has an individual net worth, or joint net worth with that Stockholder's spouse as of the date hereof which exceeds One Million Dollars ($1,000,000.00); or (ii) has had income in excess of Two Hundred Thousand Dollars ($200,000.00) in each of the two (2) most recent years or joint income with that Stockholder's spouse in excess of Three Hundred Thousand Dollars ($300,000.00) in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     6. Each Stockholder's legal domicile for purposes of the applicable securities laws is as set forth on Schedule A attached to this Agreement executed by that Stockholder.

     7. This Agreement and each agreement, instrument and document to be executed and delivered by each Stockholder pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by that Stockholder will constitute, valid and binding obligations of that Stockholder enforceable in accordance with their respective terms.

     8. The execution, delivery and performance by each Stockholder of this Agreement and each agreement, document and instrument to be executed and delivered by each Stockholder pursuant to or as contemplated by this Agreement:

(i) do not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to that Stockholder, or require that Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any person that has not been obtained or made; and

(ii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which that Stockholder is a party or by which the property of that Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of that Stockholder.

     9. As of the Execution Date, SHCR represents and warrants to the Shareholders that it is in material compliance with all requirements of the Securities Act of 1933, as amended and the Securities and Exchange Act of 1934, as amended and all of their respective rules and regulations, that SHCR is current in its reporting requirements necessary for Rule 144 sales, and SHCR is eligible to file and cause to be effective Form S-3s.

ARTICLE V  REGISTRATION OF SECURITIES
---------  --------------------------

     Section 1. Registrable Securities. For the purposes of this Article V, the term "Registrable Securities" shall mean any Closing Shares as defined in
Article II, section 1 of this Agreement; provided, however, that securities that are available for sale and can be sold (whether or not so sold) pursuant to Rule 144 under the Securities Act (or any comparable rule) shall not constitute Registrable Securities.

     Section 2. Obligations of Sheridan. The Closing Shares shall not be registered under the Securities Act at the Closing. Sheridan shall use its best efforts to cause any Registrable Securities to be registered with and declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act after the first anniversary of the Execution Date and after a written request by the Shareholder within sixty days of a written request (a "Registration Request"). The Shareholders may make two Registration Requests up to the second anniversary of the Execution Date. Sheridan may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed sixty (60) days during any twelve-month period, if Sheridan has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other material, non-public matter and Sheridan determines reasonably and in good faith that such disclosure would have a material adverse effect on Sheridan.

     Section  3.  Expenses.  In the case of any  registration  pursuant  to this
Article V, Sheridan shall bear all costs and expenses of the registration, including but not limited to printing, legal and accounting expenses, federal and state regulatory filing fees and expenses and the reasonable fees and disbursements of not more than one counsel for the selling holders of Registrable Securities in connection with the registration of their Registrable Securities (which counsel shall be selected by the holders of not less than a majority of the Registrable Securities to be included in that registration).

     Section 4. Further Obligations of Sheridan. Whenever, under the preceding Sections of this Article V, Sheridan is required to register any Registrable Securities, it agrees that it shall also do the following:

          (a) diligently to prepare and file with and use its best efforts to have declared effective by the Commission a registration statement (the
"Registration Statement") and the amendments and supplements to that Registration Statement and the prospectus used in connection with it as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by that registration statement for the lesser of: (i) ninety (90) days (in the case of any registration pursuant to this Article V) which ninety (90) days shall be extended to the extent that any delay occurs under Article V, Section 4(d); or, (ii) the period necessary to complete a proposed public offering;

          (b) furnish to each selling holder copies of each preliminary and final prospectus and any other documents as a holder may reasonably request to facilitate the public offering of his or her Registrable Securities;

          (c) use its best efforts to register or qualify the securities covered by the Registration Statement under the securities or "blue-sky" laws of those jurisdictions as any selling holder may reasonably request, provided that Sheridan shall not be required to qualify to do business in any jurisdiction where it is not then so qualified or subject itself to service of process in suits other than those arising out of the offer or sale of securities covered by the Registration Statement in any jurisdiction where it is not then so subject;

          (d) immediately notify each selling holder, at any time when a prospectus relating to that holder's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which that prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of a selling holder, prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, that prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (e) cause all the Registrable Securities to be listed on each securities exchange or quoted in each quotation system on which similar securities issued by Sheridan are then listed or quoted; and

          (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than forty five (45) days after the close of the period covered thereby (ninety (90) days in case the period covered corresponds to a fiscal year of Sheridan), an earnings statement of Sheridan which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions);

     Section 5. Rule 144 Requirements. Sheridan, which is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will use its best efforts to file with the Commission that information as is specified under that Section for so long as there are holders of Registrable Securities; and Sheridan shall use its best efforts to take all action as may be required by an issuer as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules to the stockholders of that issuer). Sheridan shall furnish to any holder of Registrable Securities upon request a written statement executed by Sheridan as to the steps it has taken to comply with the current public information requirement of Rule 144 (or any comparable successor rules). Sheridan, subject to the limitations on transfers imposed by this Agreement, shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite any transfers of Registrable Securities.

     Section 6. Transfer of Registration Rights. The registration rights and related obligations under this Article V shall not be transferrable, except to transferees permitted under this Agreement.

ARTICLE VI  MISCELLANEOUS PROVISIONS
----------  ------------------------

     Section 1. Survival of Representations and Warranties. The Stockholders agree that each representation, warranty, covenant and agreement made by them in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by SHCR, shall remain operative and in full force and effect after the date of this Agreement regardless of any investigation or the acceptance of securities hereunder and payment therefor.

     This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

     Section 2. Legend on Securities. SHCR and the Stockholders acknowledge and agree that substantially the following legend shall be typed on each certificate evidencing any of the securities issued under the Related Documents or held at any time by the Stockholders (and their transferees):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO: (1) A REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES WHICH IS EFFECTIVE UNDER THAT ACT; OR, (2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THAT ACT RELATING TO THE DISPOSITION OF SECURITIES. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A CERTAIN INVESTMENT AND STOCKHOLDERS' AGREEMENT, DATED AS OF MARCH 4, 1998, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT AGREEMENT. A COMPLETE AND CORRECT COPY OF THAT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF SHERIDAN AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     SHCR IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. SHCR WILL FURNISH TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE POWERS,
DESIGNATIONS, PREFERENCES AND RELATIVE RIGHTS AND LIMITATIONS OF EACH OUTSTANDING CLASS OF STOCK OF SHCR.

     Section 3. Amendment and Waiver. Any party may waive any provision of this Agreement intended for its benefit in writing. Except as specifically set forth in this Agreement to the contrary, no failure or delay on the part of any party to this Agreement in exercising any right, power or remedy under this Agreement shall operate as a waiver. The remedies in this Agreement are cumulative and are not exclusive of any remedies that may be available to any party to this Agreement at law or in equity or otherwise. This Agreement may be amended with the prior written consent of all parties.

     Section 4. Notices. Whenever any notice, request, information or other document is required or permitted to be given under this Agreement, that notice, demand or request shall be in writing and shall be either hand delivered, sent by United States certified mail, postage prepaid or delivered via overnight courier to the addresses below or to any other address that any party may specify by notice to the other parties. No party shall be obligated to send more than one notice to each of the other parties and no notice of a change of address shall be effective until received by the other parties. A notice shall be deemed received upon hand delivery, two days after posting in the United States mail or one day after dispatch by overnight courier.

SHCR:               Sheridan Healthcare, Inc.
                    4651 Sheridan Street, Suite 400
                    Hollywood, Florida  33021
                    Attn:  Mitchell Eisenberg, M.D., President

with a copy to:     Sheridan Healthcare, Inc.
                    4651 Sheridan Street, Suite 400
                    Hollywood, Florida  33021
                    Attn:  Jay A. Martus, Esq.

To Stockholders:    At the Addresses listed on Schedule A attached to
this Agreement

with a copy to:     Jenkens & Gilchrist, a Professional Corporation
                    1445 Ross Avenue, Suite 3200
                    Dallas, Texas  75202
                    Attn:  Kenneth Gordon, Esq.
                    Facsimile:  (214) 855-4300

or to any other address of which any party may notify the other parties as provided above.

     Section 5. Headings. The Article and Section headings used or contained in this Agreement are for convenience of the reference only and shall not affect the construction of this Agreement.

     Section 6. Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

     Section 7. Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject to this Agreement will result in irreparable injury to the other parties to this Agreement, that the remedy at law alone will be an inadequate remedy for that breach, and that, in addition to any other legal or equitable remedies which they may have, those other parties may enforce their respective rights by

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

actions for specific performance (to the extent permitted by law) and SHCR may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of that provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties to this Agreement shall be enforceable to the fullest extent permitted by law.

     Section 8. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties to this Agreement in respect of the subject matter contained in this Agreement and their agreement and understanding. This Agreement supersedes all prior agreements and understandings between the parties with respect to that subject matter.

     Section 9. Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of SHCR.

     Section 10. Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the state of Delaware (without giving effect to principles of conflicts of law).

     Section 11. Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer or employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, then this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

     Section 12. Arbitration; Jury Trial. THE PARTIES SHALL USE GOOD FAITH NEGOTIATION TO RESOLVE ANY CONTROVERSY, DISPUTE OR DISAGREEMENT ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE BREACH OF THIS
AGREEMENT. IN THE EVENT THE PARTIES ARE UNABLE TO RESOLVE ANY DISPUTE OR CONTROVERSY BY NEGOTIATION, EITHER PARTY MAY SUBMIT SUCH DISPUTE TO BINDING ARBITRATION WHICH SHALL BE CONDUCTED IN DALLAS, TEXAS. THE BINDING ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF PROCEDURE FOR ARBITRATION OF THE NATIONAL HEALTH LAWYERS ASSOCIATION ALTERNATIVE DISPUTE RESOLUTION SERVICE. JUDGMENT ON THE AWARD OR DECISION RENDERED BY THE ARBITRATOR MAY BE ENTERED IN

ANY COURT HAVING JURISDICTION. NOTWITHSTANDING THE TERMS OF THIS SECTION, IN THE EVENT OF ANY BREACH OR DISPUTE OF THIS AGREEMENT OR ANY OF THE RELATED DOCUMENTS FOR WHICH AN EQUITABLE REMEDY IS APPROPRIATE THE AGGRIEVED PARTY MAY SEEK AND OBTAIN RELIEF IN A COURT OF COMPETENT JURISDICTION TO AVAIL ITSELF OF THE EQUITABLE REMEDIES. IN THAT CASE SHOULD ANY PENDENT LEGAL CLAIMS ARISE, THOSE CLAIMS SHALL BE SUBMITTED TO BINDING ARBITRATION, HOWEVER IF THE COURT FAILS TO REMAND THOSE LEGAL CLAIMS TO ARBITRATION, THEN FOR THOSE LEGAL CLAIMS THE PARTIES WAIVE ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             SHCR:

                                             SHERIDAN HEALTHCARE, INC.




                                             By:
                                                --------------------------------
                                                Jay A. Martus, Vice President


                                             STOCKHOLDERS:



                                             -----------------------------------
                                             Michael R. Cavenee, M.D.



                                             -----------------------------------
                                             Kenneth J. Trimmer, M.D.

                                   Schedule A




            Name and Address                 Consideration Paid in SHCR Stock
            of Stockholder                           (number of Shares)
            --------------                           ------------------


        Michael R. Cavenee, M.D.                          403,560
        5128 Corinthian Bay
        Plano, Texas  75093

        ----------------------------------------------------------------------

        Kenneth J. Trimmer, M.D.                          446,040
        6628 Castle Pines Drive
        Plano, Texas  75093

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